UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2008

Cognizant Technology Solutions Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey	07666
(Address of Principal Executive Offices)	(Zip Code)

(201) 801-0233

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

Amendments to Severance and Noncompetition Agreements with Named Executive Officers

On December 3, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Cognizant Technology Solutions Corporation (the “Company”) approved a form of amendment (the “Amendment”) to the Severance and Noncompetition Agreements that it had previously entered into with the executive officers who were named in the 2007 Summary Compensation Table of the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2008 (the “Named Executive Officers”). Each Severance and Noncompetition Agreement sets forth the terms and conditions of the Named Executive Officer’s obligations to the Company and the Company’s obligations to the Named Executive Officer in the event of termination of the Named Executive Officer’s employment. The Amendment modifies the Severance and Noncompetition Agreements to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”). The foregoing summary is qualified in its entirety by reference to the form of Amendment to the Severance and Noncompetition Agreements with the Named Executive Officers filed herewith.

Amendment to The Cognizant Technology Solutions Executive Pension Plan

On December 3, 2008, the Compensation Committee also approved an amendment to The Cognizant Technology Solutions Executive Pension Plan (the “Pension Plan”), which is a non-qualified deferred compensation plan that was intended to serve as the economic equivalent of the retirement plan in which Gordon Coburn participated while the Company was majority owned by IMS Health. The Pension Plan was amended and restated, effective January 1, 2009, to comply with the applicable requirements of Section 409A of the Code. The foregoing summary is qualified in its entirety by reference to The Cognizant Technology Solutions Executive Pension Plan filed herewith.

Item 8.01.	Financial Statements and Exhibits.

Stock Repurchase Program

On December 5, 2008, the Company announced that its Board of Directors authorized a program to repurchase up to an aggregate of $50,000,000 of the Company’s Class A Common Stock, par value $0.01 per share (“Common Stock”) over a period of time not to exceed 12 months. Repurchases under the program may be made through open market purchases or private transactions, in accordance with applicable federal securities laws, including Rule 10b-18. The timing of any repurchases and the exact number of shares of Common Stock to be purchased will be determined by the Company’s management, in its discretion, and will depend upon market conditions and other factors. The Company anticipates that the program will be funded using its cash on hand and cash generated from operations.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Amendment to Severance and Noncompetition Agreements with the Named Executive Officers.

10.2	The Cognizant Technology Solutions Executive Pension Plan, as amended and restated.

99.1	Press Release of Cognizant Technology Solutions Corporation, dated December 5, 2008, announcing the Company’s $50 million stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz
Name:	Steven Schwartz
Title:	Senior Vice President, General Counsel and Secretary

Date: December 5, 2008